Exhibit 23.1
                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Form S-8 No. 333-28739 pertaining to the 1996 Stock Option / Stock Issuance Plan and the Employee Stock Purchase Plan of PSW Technologies, Inc., and in the Registration Statement Form S-8 No. 333-59873 pertaining to the 1996 Stock Option/Stock Issuance Plan of our report dated January 28,1999, with respect to the financial statements of PSW Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

/s/ ERNST & YOUNG LLP

Austin, Texas
March 26, 1999